SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549







                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 28, 1995



                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)



   Delaware                0-9099              59-1670533
(State or other          (Commission           (IRS Employer
jurisdiction of          File Number)          Identification
 incorporation)                                     No.)


1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code: (407) 464-7500



                 (Former name or former address,
                  if changed since last report.)








             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

     As reported in the press release issued August 28, 1995 (attached as Exhibit 99.1), Florida Gaming Corporation (the "Registrant") announced that it had entered into a Management Agreement with the Ponca Tribe of Nebraska providing that the Company would provide financing, develop, construct and manage a casino for the Tribe as authorized by the Indian Gaming Regulatory Act, to be located in the Omaha, Nebraska area. Under the Agreement, the Company would receive 30% of the net revenues from gaming for five years, beginning upon the commencement of gaming operations.
The Agreement is subject to approval by the National Indian Gaming Commission, the acquisition of land that can be taken in trust under the Indian Gaming Regulatory Act as the site for the facility, the execution of definitive financing agreements, and certain other conditions. There can be no assurance these events will occur.
Under the Act, certain gaming activities are also subject to the negotiations of a compact between the Ponca Tribe and the State of Nebraska.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Exhibit 10.1 -- Management Agreement dated August 28,
          1995, among Ponca Tribe of Nebraska and Ponca Management, Inc., a wholly owned subsidiary of Florida Gaming Corporation

          Exhibit 99.1 -- Press Release dated August 28, 1995.


                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley
                          Timothy L. Hensley
                          Executive Vice President, Treasurer
                          and Chief Financial Officer

                        Date: August 31, 1995